As filed with the Securities and Exchange Commission on February 2, 2001

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ALLIANCE FIBER OPTIC PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                   77-0554122
-----------------------------------------       --------------------------------
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                   Identification No.)

       735 North Pastoria Avenue
         Sunnyvale, California                               94085
-----------------------------------------       --------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

      ALLIANCE FIBER OPTIC PRODUCTS, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

              PETER C. CHANG                               Copy to:
  President and Chief Executive Officer          GABRIELLA A. LOMBARDI, ESQ.
   Alliance Fiber Optic Products, Inc.              Pillsbury Winthrop LLP
        735 North Pastoria Avenue                    2550 Hanover Street
       Sunnyvale, California 94085                   Palo Alto, CA 94304
              (408) 736-6900                            (650) 233-4500
 -----------------------------------------      --------------------------------
   (Name, address and telephone number,
    including area code, of agent for
                 service)

                                        CALCULATION OF REGISTRATION FEE

         Title of                      Amount       Proposed Maximum        Proposed          Amount of
       Securities To                   To Be         Offering Price     Maximum Aggregate    Registration
       Be Registered                Registered(1)      per Share(2)      Offering Price(2)        Fee
-------------------------------- ----------------- ------------------- -------------------- --------------

Common Stock, $0.001 par value    346,443 shares        $7.0625          $2,446,753.69          $612
-------------------------------- ----------------- ------------------- -------------------- --------------

(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National
         Market on January 26, 2001.

                                -----------------

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 29, 2000 (File No. 333-50926) is hereby incorporated by reference.

                                     Part II

INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

         (1) Registrant's prospectus dated November 20, 2000, filed on November 21, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (2) Registrant's Current Reports on Form 8-K (File No. 000-31857) filed on January 19, 2001; and

         (3) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed October 27, 2000, as amended November 14, 2000 (File No. 000-31857).

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                                    EXHIBITS
      Exhibit
      Number            Exhibit
      -------           -------

      5.1               Opinion of Pillsbury Winthrop LLP.

      23.1              Consent of Independent Public Accountants.

      23.2              Consent of Pillsbury Winthrop LLP (included in
                        Exhibit 5.1).

      24.1              Power of Attorney (see page 2)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 30, 2001.

                                      ALLIANCE FIBER OPTIC PRODUCTS, INC.


                                      By         /S/ PETER C. CHANG
                                        ----------------------------------------
                                                   Peter C. Chang
                                         President and Chief Executive Officer
                                             (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and John M. Harland, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


         Signature                        Title                       Date
         ---------                        -----                       ----


   /S/ PETER C. CHANG    President and Chief Executive          January 30, 2001
-----------------------  Officer (Principal Executive Officer)
      Peter C. Chang     and Chairman


   /S/ JOHN M. HARLAND   Chief Financial Officer (Principal     January 30, 2001
-----------------------  Financial Accounting Officer)
      John M. Harland


 /S/ R. DAVID DICIOCCIO                  Director               January 30, 2001
-----------------------
    R. David Dicioccio


    /S/ GWONG-YIH LEE                    Director               January 30, 2001
-----------------------
       Gwong-Yih Lee


  /S./ PETER T. MORRIS                   Director               January 30, 2001
-----------------------
      Peter T. Morris


                                         Director
-----------------------
       Michael Tung


    /S/ JAMES C. YEH                     Director               January 30, 2001
-----------------------
       James C. Yeh

                                INDEX TO EXHIBITS

      Exhibit
      Number        Exhibit
      -------       -------

        5.1         Opinion of Pillsbury Winthrop LLP.

        23.1        Consent of Independent Public Accountants.

        23.2        Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

        24.1        Power of Attorney (see page 2)